Exhibit 99.1

PRESS RELEASE

FOR RELEASE 5/4/06 @ 1:05PM

AnalogicTech Reports Q1 2006 Revenue of $18.3 Million, Up 28% Year-Over-Year

Sunnyvale, CA – May 4, 2006 – Advanced Analogic Technologies Incorporated (AnalogicTech) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today reported financial results for the first quarter ended March 31, 2006.

Revenue for the first quarter of 2006 was $18.3 million, an increase of 28% over revenue of $14.3 million for the first quarter of 2005 and a 15% sequential decrease from the fourth quarter of 2005 revenue of $21.6 million.

Net income for the first quarter of 2006 was $0.7 million, or $0.02 per diluted share, inclusive of $0.7 million in incremental litigation costs and expenses associated with a contemplated secondary offering that stockholders and AnalogicTech decided not to pursue. This compares to $0.2 million, or $0.01 per diluted share, for the first quarter of 2005, and compared to $1.7 million, or $0.04 per diluted share, for the fourth quarter of 2005. On a non-GAAP basis, excluding stock-based compensation expense, net of tax, net income for the first quarter of 2006 was $2.1 million, or $0.04 per diluted share. This compares to non-GAAP net income of $0.8 million, or $0.02 per diluted share, for the first quarter of 2005.

AnalogicTech reported gross margins of 61.0% for the first quarter of 2006, compared to 62.2% for the first quarter of 2005 and compared to 62.2% for the fourth quarter of 2005. The company ended the quarter with $125.7 million in cash and cash equivalents.

“For the first three months of 2006, revenue reached an all-time high for a first quarter, increasing 28% year-over-year,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “We continued to experience strong demand for our Total Power Management™ products, particularly in Korea. In engineering, our sustained product development activity resulted in the introduction of several new battery management and switching regulator products during the quarter. Furthermore, the implementation of our ModularBCD™ process technology enabled us to shift significant design activity to this new proprietary process.”

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Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the second quarter ended June 30, 2006, AnalogicTech estimates revenue in the range of $20 to $22 million, and, on a GAAP basis, earnings per share of $0.02 to $0.04 per diluted share. The second quarter 2006 GAAP estimates include pre-tax quarterly stock-based compensation expense of $1.5 to $1.8 million.

AnalogicTech adopted SFAS 123R during the first quarter of fiscal 2006. This will have a significant impact on GAAP reported results as the company continues to grant stock options and other stock-based compensation awards to individuals. SFAS 123R requires companies to estimate the value of stock options by using the Black Scholes or other option valuation techniques. These techniques require management to make certain assumptions such as volatility, expected forfeiture rate, dividend yield rates, risk-free rates and expected option term.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income on a non-GAAP basis. This non-GAAP earnings information excludes stock-based compensation expense and its tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the company’s ongoing operational performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income is included in the tables below.

Conference Call Details

The AnalogicTech first quarter teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time on Thursday, May 4, 2006. To participate in the live call, analysts and investors should dial 800-218-9073 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at www.aati.com or via the corporate website, www.analogictech.com. A telephonic replay of the conference call will also be available until 11:59 p.m. Pacific Time on

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Monday, May 8, 2006, by dialing 800-405-2236 and entering the passcode: 11058142#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3000 and entering the passcode 11058142#.

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About AnalogicTech

Advanced Analogic Technologies Incorporated (AnalogicTech) is a supplier of Total Power Management(TM) semiconductor solutions for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, wireless LAN, and personal media players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech also develops and licenses device, process, package, and application-related technology. AnalogicTech is headquartered in Sunnyvale, California, with offices in South Korea, Taiwan, Hong Kong, Macau, Shanghai, Shenzhen, Beijing, Japan, Sweden, UK, and France, as well as a worldwide network of sales representatives and distributors. The company is listed on the NASDAQ exchange under the ticker symbol AATI. For more information, please visit the AnalogicTech website: www.analogictech.com.

For More Information

Investor Contacts:
Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering and our Annual Report on Form 10-K for the year ended December 31, 2005. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

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AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies Incorporated. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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Advanced Analogic Technologies Incorporated

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

(unaudited)

	March 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$125,710	$124,377
Accounts receivable, net of allowances of $306 in 2006 and $306 in 2005	11,056	10,496
Inventories	6,776	6,561
Prepaid expenses and other current assets	1,532	1,656
Deferred income tax assets—current	4,622	3,780

Total current assets	149,696	146,870
Property and equipment, net	2,507	2,257
Other assets	406	384
Deferred income tax assets—noncurrent	1,812	1,812

TOTAL ASSETS	$154,421	$151,323

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,973	$5,196
Accrued liabilities	3,801	4,738
Income tax payable	786	963

Total current liabilities	10,560	10,897
Other long term liabilities	15	24

Total liabilities	10,575	10,921

Total stockholder’s equity	143,846	140,402

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$154,421	$151,323

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Advanced Analogic Technologies Incorporated

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2006	2005
NET SALES	$18,289	$14,272
Cost of revenues (including stock-based compensation of $87 and $25 for the three months ended March 31, 2006 and 2005)	7,134	5,395

GROSS PROFIT	11,155	8,877
OPERATING EXPENSES:
Research and development (including stock-based compensation of $557 and $187 for the three months ended March 31, 2006 and 2005)	6,055	4,448
Sales, general and administrative (including stock-based compensation of $762 and $372 for the three months ended March 31, 2006 and 2005 )	5,556	4,045

Total operating expenses	11,611	8,493

INCOME (LOSS) FROM OPERATIONS	(456)	384

OTHER INCOME AND EXPENSES, NET	1,248	94

INCOME BEFORE INCOME TAXES	792	478
PROVISION FOR INCOME TAXES	46	239

NET INCOME	$746	$239

NET INCOME PER SHARE:
Basic	$0.02	$0.04
Diluted	$0.02	$0.01
WEIGHTED AVERAGE SHARES USED IN NET INCOME PER SHARE CALCULATION:
Basic	42,994	6,368
Diluted	46,927	35,594

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Advanced Analogic Technologies Incorporated

NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2006	2005
NET SALES	$18,289	$14,272
Cost of revenues	7,047	5,370

GROSS PROFIT	11,242	8,902
OPERATING EXPENSES:
Research and development	5,498	4,261
Sales, general and administrative	4,794	3,673

Total operating expenses	10,292	7,934

INCOME FROM OPERATIONS	950	968

OTHER INCOME AND EXPENSES, NET	1,248	94

INCOME BEFORE INCOME TAXES	2,198	1,062
PROVISION FOR INCOME TAXES	137	239

NET INCOME	$2,061	$823

NET INCOME PER SHARE:
Basic	$0.05	$0.13
Diluted	$0.04	$0.02

WEIGHTED AVERAGE SHARES USED IN NET INCOME PER SHARE CALCULATION:
Basic	42,994	6,368
Diluted	46,927	35,594

GAAP to Non-GAAP Reconciliation

Net Income - GAAP Basis	$746	$239
Non-GAAP Adjustments for Stock-Based Compensation
Cost of revenues	87	25
Research and development	557	187
Sales, general and administrative	762	372
Tax effect of adjustments	(91)	—

Net Income - Non-GAAP Basis	$2,061	$823

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